Press Release

Source:	BNC Bancorp

Contact:	W. Swope Montgomery, Jr.
President and CEO
336-476-9200

BNC Bancorp Reports Net Income of $747,000 for Third Quarter 2008

THOMASVILLE, N.C., / — BNC Bancorp (NASDAQ: BNCN) today reported that net income for the third quarter of 2008 declined 59.6 percent to $747,000 from $1.85 million a year earlier. Diluted earnings per share were $0.10, down 61.2 percent from the $0.26 reported a year earlier.

For the nine month period ended September 30, 2008 the Company reported a decline in net income of 42.9 percent to $3.4 million from $5.9 million a year earlier. Diluted per-share earnings were $0.45, down 45.8 percent from the $0.83 reported for the same nine-month period in 2007. Adjusted for the one time pre-tax charges of $650,000 relating to the separation of employment settlement with a former executive officer in the second quarter of 2008, net income for the nine months was $3.8 million, or $0.51 per diluted share, a 38.6 percent decline compared to prior year.

Total assets as of September 30, 2008 were $1.26 billion, an increase of 11.7 percent from the $1.13 billion at December 31, 2007, and a 15.0 percent increase compared with the $1.10 billion as of September 30, 2007. Total loans were $1.00 billion, up 8.0 percent and 11.2 percent compared to total loans at December 31, 2007 and September 30, 2007, respectively. Total loans for the third quarter increased only $6.9 million. Deposits increased 14.2 percent over the same one-year period.

W. Swope Montgomery, Jr., President and Chief Executive Officer, said, "It has always been the personality of our Company to be aggressive in pursuing growth opportunities; however, we believe these uncertain times call for a more defensive posture. Over the past six months we have placed an even greater focus on managing capital, credit quality, liquidity, and controllable expenses. We remain confident in the quality of our markets, the strength of our state and nation, and the capabilities of our people to continue to adapt and succeed as economic conditions dictate.”

Mr. Montgomery, continued, ”We continue to closely monitor our loan portfolio as declines in real estate and equity asset values contribute to a slowdown in overall economic conditions. Despite a slowing economy that has challenged our entire industry, our asset quality metrics continue to compare favorably to state and national peers. As an investor this should provide a sense of relative comfort, and despite the ongoing importance of our focus on capital and liquidity, you can be assured that credit quality has, and will always remain, management’s highest operational priority.”

During the quarter, there was no increase in non-performing assets as a percentage of total assets, ending both the September 30, 2008 and June 30, 2008 quarters at 0.89 percent. This level was up from the 0.54 percent at December 31, 2007, and 0.46 percent at September 30, 2007. The allowance for loan and lease losses of $13.9 million is 1.38 percent of total loans outstanding at September 30, 2008, up 13 basis points from the 1.25 percent reported at the June 30, 2008 quarter end, and 1.27 percent in the third quarter a year ago. The provision for loan losses in the third quarter was $2.5 million, an increase of $1.36 million, or 119.3 percent compared with the third quarter in 2007. Net charge-offs for the quarter were $1.16 million, an annualized rate of 0.46 percent, which compares to the $893,000, or 0.36 percent annual rate in the second quarter of 2008, and $915,000, a 0.44 percent annual level in the third quarter of 2007.

“With credit quality concerns elevated throughout our industry, during the quarter we increased the allowance for loan losses by 13 basis points, provided higher reserve allocations within our risk matrix on watch list credits, and continued to work with third-party specialists to proactively identify areas of potential weakness within our loan portfolio. As we look to the fourth quarter, we will remain diligent in our efforts to manage through the current credit cycle, enhance liquidity sources, and take all the steps necessary to position our Company to take full advantage of long-term value building opportunities as they present themselves, ” said Montgomery.

BNC Bancorp is the parent Company of Bank of North Carolina, a $1.3 billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Welcome and Oak Ridge, North Carolina. In addition, the Bank operates limited service banking offices in Winston-Salem and Mooresville, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2008 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2008	September 30, 2007
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$17,409	$19,420	-10.4%
Interest expense	8,893	10,990	(19.1)
Net interest income	8,516	8,430	1.0
Provision for loan losses	2,500	1,140	119.3
Net interest income after provision for loan losses	6,016	7,290	(17.5)
Noninterest income	1,328	1,255	5.8
Noninterest expense	6,716	5,941	13.0
Income before income tax expense	628	2,604	(75.9)
Provision for income taxes	(119)	754	(115.8)
Net income	747	1,850	(59.6)

PER SHARE DATA
Earnings per share, basic	$0.10	$0.27	(63.0)
Earnings per share, diluted	$0.10	$0.26	(61.5)

Weighted average common shares outstanding:
Basic	7,357,677	6,895,012
Diluted	7,402,167	7,093,801

PERFORMANCE RATIOS
Return on average assets	0.25%	0.68%
Return on average equity	3.45%	9.67%
Return on average tangible equity	5.10%	15.44%
Net yield on earning assets (taxable equivalent)	3.16%	3.55%
Average equity to average assets	7.14%	7.03%
Ratio of net charge-offs to average loans, annualized	0.46%	0.40%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Nine Months Ended
	September 30, 2008	September 30, 2007	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$52,993	$54,408	-2.6%
Interest expense	28,086	30,262	(7.2)
Net interest income	24,907	24,146	3.2
Provision for loan losses	4,375	2,340	87.0
Net interest income after provision for loan losses	20,532	21,806	(5.8)
Noninterest income	4,328	3,766	14.9
Noninterest expense	20,837	17,229	20.9
Income before income tax expense	4,023	8,343	(51.8)
Provision for income taxes	661	2,458	(73.1)
Net income	3,362	5,885	(42.9)

PER SHARE DATA
Earnings per share, basic	$0.46	$0.86	-46.5%
Earnings per share, diluted	$0.45	$0.83	(45.8)

Weighted average common shares outstanding:
Basic	7,312,166	6,848,714
Diluted	7,408,839	7,085,877

PERFORMANCE RATIOS
Return on average assets	0.38%	0.77%
Return on average equity	5.16%	10.57%
Return on average tangible equity	7.64%	17.07%
Net yield on earning assets (taxable equivalent)	3.18%	3.68%
Average equity to average assets	7.29%	7.31%
Allowance for loan losses as a % of total loans	1.38%	1.27%
Non-performing assets to total assets, end of period	0.89%	0.52%
Ratio of net charge-offs to average loans, annualized	0.32%	0.20%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	December 31, 2006
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$17,409	$17,182	$18,402	$19,262	$19,420	$16,616
Interest expense	8,893	8,983	10,210	11,003	10,990	8,509
Net interest income	8,516	8,199	8,192	8,259	8,430	8,107
Provision for loan losses	2,500	1,150	725	750	1,140	780
Net interest income after provision for loan losses	6,016	7,049	7,467	7,509	7,290	7,327
Noninterest income	1,328	1,625	1,375	1,483	1,255	1,152
Noninterest expense	6,716	7,675	6,446	6,839	5,941	5,540
Income before income tax expense	628	999	2,396	2,153	2,604	2,939
Provision for income taxes	(119)	84	696	600	754	878
Net income	747	915	1,700	1,553	1,850	2,041

Net interest income, as reported	$8,516	$8,199	$8,192	$8,259	$8,430	$8,107
Tax-equivalent adjustment	424	421	412	360	422	411
Net interest income, tax-equivalent	8,940	8,620	8,604	8,619	8,852	8,518

PER SHARE DATA
Earnings per share, basic	$0.10	$0.13	$0.23	$0.22	$0.27	$0.30
Earnings per share, diluted	0.10	0.12	0.23	0.22	0.26	0.29

Weighted average common shares outstanding:
Basic	7,357,677	7,299,672	7,278,648	6,914,320	6,895,012	6,698,899
Diluted	7,402,167	7,410,722	7,422,815	7,097,902	7,093,801	7,026,623

PERFORMANCE RATIOS
Return on average assets	0.25%	0.31%	0.59%	0.56%	0.68%	0.88%
Return on average equity	3.45%	4.20%	7.90%	7.61%	9.67%	11.32%
Return on average tangible equity	5.10%	6.20%	11.73%	11.70%	15.44%	19.13%
Net yield on earning assets (taxable equivalent)	3.16%	3.19%	3.29%	3.37%	3.55%	4.09%
Average equity to average assets	7.14%	7.29%	7.43%	7.29%	7.03%	7.77%
Non-performing assets to total assets, end of period	0.89%	0.89%	0.67%	0.54%	0.46%	0.24%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of
	September 30, 2008	September 30, 2007	% Change
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,006,866	$905,259	11.2%
Allowance for loan losses	13,894	11,479	21.0
Loans, net of allowance for loan losses	992,972	893,780	11.1
Securities, available for sale	107,372	84,917	26.4
Total Assets	1,262,581	1,098,263	15.0

Deposits:
Noninterest-bearing deposits	64,880	69,399	(6.5)
Interest-bearing demand and savings	183,370	216,865	(15.5)
CD's and other time deposits	776,978	611,674	27.0
Total deposits	1,025,228	897,938	14.2
Borrowed Funds	146,306	117,482	24.5
Total interest-bearing liabilities	1,106,654	946,021	17.0
Shareholders' Equity	84,885	78,242	8.5

	As of
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	December 31, 2006
SELECTED BALANCE SHEET DATA
End of period balances

Total loans	$1,006,866	$999,207	$983,076	$932,562	$905,259	$774,664
Allowance for loan losses	13,894	12,455	12,197	11,784	11,479	10,400
Loans, net of allowance for loan losses	992,972	986,752	970,879	920,778	893,780	764,264
Securities, available for sale	107,372	94,175	88,646	86,683	84,917	76,700
Total Assets	1,262,581	1,213,817	1,186,172	1,130,112	1,098,263	951,731

Deposits:
Noninterest-bearing deposits	64,880	67,969	72,647	67,552	69,399	65,932
Interest-bearing demand and savings	183,370	191,287	208,639	216,896	216,865	189,624
CD's and other time deposits	776,978	670,070	647,342	570,682	611,674	531,221
Total Deposits	1,025,228	929,326	928,628	855,130	897,938	786,777
Borrowed Funds	146,306	191,849	163,663	182,641	117,482	86,386
Total interest-bearing liabilities	1,106,654	1,053,206	1,019,644	970,219	946,021	807,231
Shareholders' Equity	84,885	86,145	86,776	86,392	78,242	72,523

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	For the Three Month Period Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	December 31, 2006
SELECTED BALANCE SHEET DATA
Quarterly average balances

Loans, net of allowance for loan losses	1,005,383	982,923	949,627	909,571	886,557	745,829
Securities, available for sale	105,804	91,068	88,336	81,632	84,064	72,504
Total earning assets	1,123,553	1,085,176	1,048,980	1,008,427	990,099	826,706
Total Assets	1,219,177	1,200,266	1,160,622	1,109,313	1,080,473	922,335

Deposits:
Noninterest-bearing deposits	69,599	70,805	73,139	68,992	68,204	70,140
Interest-bearing demand and savings	181,599	197,135	214,563	215,630	215,094	186,793
CD's and other time deposits	721,192	658,980	592,452	590,648	619,084	495,338
Total Deposits	972,390	926,920	880,154	875,270	902,382	752,271
Borrowed Funds	154,906	180,267	188,195	149,254	96,114	95,948
Total interest-bearing liabilities	1,057,697	1,036,382	995,210	955,532	930,292	778,079
Shareholders' Equity	87,024	87,518	86,278	80,919	75,931	71,752